UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2023
______________________
RINGCENTRAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Davis Drive, Belmont, CA 94002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 472-4100
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	RNG	New York Stock Exchange
par value $0.0001

Item 1.01     Entry into a Material Definitive Agreement.
8.500% Senior Notes due 2030
On August 16, 2023, RingCentral, Inc., a Delaware corporation (the “Company”), completed its previously announced offering of $400 million aggregate principal amount of its 8.500% senior notes due 2030 (the “Notes”) in a private placement to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.
The Company received net proceeds from the offering of the Notes of approximately $394.0 million after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to repurchase and/or repay a portion of its outstanding convertible notes. The Company intends to use the remainder of the net proceeds from this offering, if any, for general corporate purposes, which may include working capital, capital expenditures, repurchases or repayments of existing debt, potential strategic transactions and acquisitions.
The Notes were issued pursuant to an indenture, dated as of August 16, 2023 (the “Indenture”), by and among the Company, RingCentral International, Inc., a Delaware corporation (“RGC International”), RingCentral IP Holdings, Inc., a Delaware corporation (“RGC IP Holdings”), and RingCentral Holdings I, Inc., a Delaware corporation (“RGC Holdings”, and together with RGC International and RGC IP Holdings, the “Subsidiary Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes are or will be, as applicable, fully and unconditionally guaranteed on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries that guarantee indebtedness of the Company under the Credit Agreement, dated as of February 14, 2023 (the “Credit Agreement”), among the Company, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent. The Subsidiary Guarantors are the initial guarantors of the Notes.
The Notes bear interest at a rate of 8.500% per annum. Interest on the Notes accrues from August 16, 2023 and is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2024. The Notes will mature on August 15, 2030, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.
The Company may redeem the Notes, in whole or in part, at any time prior to August 15, 2026 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The Company may, at its election, redeem all or a part of the Notes on or after August 15, 2026, on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to August 15, 2026, the Company may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture with the net cash proceeds of one or more equity offerings at a redemption price equal to 108.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date, so long as 50% of the original aggregate amount of the Notes remains outstanding immediately after such redemption.
If the Company experiences a change of control triggering event (as defined in the Indenture), holders of the Notes may require the Company to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Indenture governing the Notes contains covenants limiting the ability of the Company and/or certain of its subsidiaries to:
•create liens on certain assets to secure debt;
•grant a subsidiary guarantee of certain debt without also providing a guarantee of the Notes by such subsidiary; and
•consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of the Company’s assets to, another person.
These covenants are subject to a number of important limitations and exceptions set forth in the Indenture.
The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), including, but not limited to, failure to pay principal or interest, failure to comply with covenants, agreements or obligations, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes under the Indenture will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 30% in aggregate principal amount of the outstanding Notes under the Indenture may declare all the Notes to be due and payable immediately.
The foregoing description of the Notes and the Indenture contained in this Current Report on Form 8-K is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture and Form of 8.500% Senior Note due 2030, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
First Amendment to Credit Agreement
On August 15, 2023, the Company entered into the First Amendment to Credit Agreement (the “First Amendment”), among the Company, the other loan parties party thereto, Bank of America, N.A., as administrative agent, the letter of credit issuers party thereto and the lender party thereto. The First Amendment amends the Credit Agreement (as amended by the First Amendment, the “Amended Credit Agreement”), among the Company, the lenders from time to time party thereto, and Bank of America, N.A., as the administrative agent and collateral agent, to increase the revolving credit commitments by $25 million in accordance with the incremental loan provisions of the Credit Agreement, to an aggregate amount of $225 million. As of August 15, 2023, there was $400.0 million in aggregate principal amount of term loans and no revolving loans or letters of credit outstanding under the Amended Credit Agreement.
Certain of the lenders under the Amended Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for those transactions.
Additional details of the Credit Agreement were previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 15, 2023, and are incorporated herein by reference.
The foregoing description of the First Amendment and the transactions contemplated thereby contained in this Current Report on Form 8-K is not complete and is subject to, and qualified in its entirety by reference to, the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 16, 2023, by and among RingCentral, Inc., RingCentral International, Inc., RingCentral IP Holdings, Inc., RingCentral Holdings I, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 8.500% Senior Note due 2030 (included in Exhibit 4.1).
10.1	First Amendment to Credit Agreement, dated as of August 15, 2023, among RingCentral, Inc., the lenders party thereto, the letter of credit issuers party thereto and Bank of America, N.A., as administrative agent and as collateral agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RINGCENTRAL, INC.

By:	/s/ Sonalee Parekh
Name:	Sonalee Parekh
Title:	Chief Financial Officer

Dated: August 16, 2023